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                                                                       Exhibit 5

                                  April 9, 2002


The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, New Jersey 07974

To the Board of Directors of
The Dun & Bradstreet Corporation

Ladies and Gentlemen:

         We have acted as counsel to The Dun & Bradstreet Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $7,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of The Dun & Bradstreet Corporation Key Employees' Nonqualified Deferred Compensation Plan (the "Plan").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

         Based on the foregoing, we are of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles.

         We hereby consent to the use of this opinion in the Registration Statement and any reference to us under "Item 5--Interests of Named Experts and Counsel" in the Registration Statement.

                                                     Very truly yours,


                                                     DUANE MORRIS LLP


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